Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated May 9, 2014, on the financial statements of Textmunication Holdings, Inc. and subsidiary as of and for the years ended December 31, 2013 and 2012, in the Company's Report on Form S-1. We also consent to being named experts on page 18 of the Form S-1.

LL Bradford & Co., LLC

/S/ LL Bradford & Co., LLC
Sugar Land, Texas September 17, 2014

281-552-8430 ● 101 Parklane Blvd., Suite 201 ● Sugar Land, TX 77478-5521